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                                                                     EXHIBIT 3.3


                                  AMENDMENT TO

                           ARTICLES OF INCORPORATION

                                       OF

                          NEW YORK ACQUISITIONS, INC.

         THE UNDERSIGNED, being the sole director of NEW YORK ACQUISITIONS, INC., does hereby amend the Articles of Incorporation of NEW YORK ACQUISITIONS, INC. as follows:

                                  ARTICLE III

    NAME


         Effective upon the date of filing of this amendment, the name of the corporation shall be ONE UP CORPORATION.

         I hereby certify that the following was adopted by a majority unanimous vote of the shareholders and directors of the corporation on March 12, 1996, the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on March 12, 1996.


     /s/ RICHARD DEWS
    ------------------------------
    Richard Dews, President and Sole Director

    Subscribed and Sworn on this 15th day of March, 1996, Before me: FELITA SANTOS


     [ILLEGIBLE]
    ----------------------------------
    Notary Public

    My Commission Expires:  April 11, 1996